Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows

Mid Cap Growth Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	6,489,910                0.09	            71,646,663          4.94
Class B	     88,869	      0.03	 2,497,508	 4.53
Class C	     49,653	      0.04	 1,031,061	 4.53
Class I	 2,470,873               0.11             15,112,537         5.10

Omega Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A		0		0	17,091,707	27.26
Class B		0		0	3,598,356	23.62
Class C		0		0	1,723,671	23.69
Class I		0		0	850,925	28.10
Class R		0		0	3,122		26.99

Large Company Growth Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	196,570	0		38,457,083	7.20
Class B	0		0		1,590,499	6.60
Class C	0		0		1,523,444	6.59
Class I	37,174		0.03		875,660	7.22


Growth Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A		13,369,535	2.84	4,596,656	12.20
Class B		3,125,412	2.84	948,477	10.16
Class C		29,123,172	2.84	9,758,337	10.19
Class I  		89,355,386	2.84	31,057,570	12.75